STEVEN H. FELDERSTEIN, State Bar No. 056978
PAUL J. PASCUZZI, State Bar No. 148810
FELDERSTEIN FITZGERALD WILLOUGHBY &
PASCUZZI LLP
400 Capitol Mall, Suite 1450
Sacramento, CA 95814
Telephone: (916) 329-7400
Facsimile: (916) 329-7435

Attorneys for Large Scale Biology Corp. et al.

UNITED STATES BANKRUPTCY COURT
EASTERN DISTRICT OF CALIFORNIA
SACRAMENTO DIVISION

In re:	Case No. 2006-20046-A-11
Jointly Administered
LARGE SCALE BIOLOGY	Chapter 11
CORPORATION,
	Date:	June 19, 2006
Debtor.	Time:	11:00 a.m.
	Place:	Courtroom 28
Tax ID #77-0154648

ORDER APPROVING FIRST AMENDED DISCLOSURE STATEMENT AND FIXING
TIME FOR FILING OBJECTIONS AND ACCEPTANCES OR REJECTIONS OF
PLAN, COMBINED WITH NOTICE THEREOF

A First Amended Disclosure Statement under chapter 11 of the Bankruptcy Code having been filed by Large Scale Biology Corporation ("LSBC"), Large Scale Bioprocessing, Inc. ("LSBI") and Predictive Diagnostics, Inc. ("PDI") (collectively, the "Debtors") on June 19, 2006, referring to the Debtors' First Amended Joint Plan of Liquidation (the "Plan") filed herein on June 19, 2006; it having been determined after hearing on notice that the disclosure statement contains adequate information; and good cause appearing:

IT IS ORDERED, and notice is hereby given, that:

1.    The First Amended Disclosure Statement filed by the Debtors dated June 19, 2006, is approved;

2.    July 20, 2006, is fixed as the last day for filing written acceptances or rejection of the Plan referred to above.

Order Approving First
Amended Disclosure Statement

3.    On or before June 26, 2006, the Plan and the First Amended Disclosure Statement, and a ballot conforming to Official Form 14 shall be mailed to creditors, equity security holders, and other parties in interest, and shall be transmitted to the United States Trustee, as provided in Fed. R. Bankr. P. 3017(d).

4.    July 31, 2006, at 11:00 a.m. is fixed for the hearing on confirmation of the Plan.

5.    July 24, 2006, is fixed as the last day for filing and serving pursuant to Fed. R. Bankr. P. 3020(b)(l) written objections to confirmation of the Plan.

Dated:	JUN 20 2006

Michael S. McManus

UNITED STATES BANKRUPTCY JUDGE

Order Approving First Amended
Disclosure Statement